                                                                   EXHIBIT 23.1



                         CONSENT OF INDEPENDENT AUDITORS
                         -------------------------------



THE BOARD OF DIRECTORS
AMERICAN COIN MERCHANDISING, INC.:

We consent to incorporation by reference in the registration statements (No. 33-98888) on Form S-8 of American Coin Merchandising, Inc. and subsidiaries of our report dated February 22, 1999, relating to the consolidated balance sheets of American Coin Merchandising, Inc. and subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of earnings, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1998, which report appears in the December 31, 1998, annual report on Form 10-K of American Coin Merchandising, Inc. and subsidiaries.


                                                 /s/ KPMG LLP
                                                 KPMG LLP



Boulder, Colorado
March 24, 1999